Health Benefits Direct Corporation Announces First Quarter 2007 Financial Results
Radnor, PA — May 15, 2007 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading innovator in the direct marketing and sales of a wide range of health and life insurance products to individuals, today announced its results of operations for the first quarter ended March 31, 2007.
First Quarter 2007 Operational Highlights
•	Number of licensed insurance agents employed by the company increased 107% to 95 from 46 at March 31, 2006;

•	Number of insurance products offered via the interactive online insurance agency increased to 28 from 20 at March 31, 2006;

•	Aggregate gross proceeds of $11.25 million were raised in a private placement of common stock and warrants to a group of accredited investors
First Quarter 2007 Financial Results
Revenues for the first quarter of 2007 increased 256% to $4,513,015 as compared to $1,268,307 for the first quarter of 2006.
Operating expenses for the first quarter ended March 31, 2007 totaled $7,821,777 as compared to $3,447,788 for the first quarter ended March 31, 2006. The primary factors contributing to the increase in operating expenses included 1) higher salaries, wages and commissions associated with the increase in employees, 2) higher lead expense associated with the increased number of licensed agents employed by the company, and 3) expenses associated with the substantial increase in operations as compared with the prior year.
Net loss for the first quarter of 2007 was $(3,268,498), or $(0.11) per basic and diluted share, as compared to a net loss of $(2,012,359), or $(0.08) per basic and diluted share for the first quarter of 2006.
At March 31, 2007, Health Benefits Direct had a cash balance of $9,156,487, total assets of $22,456,061, total shareholders’ equity of $12,360,631 and no long-term debt.
Alvin H. Clemens, Chairman and Chief Executive Officer of Health Benefits Direct, stated, “Our first quarter was an exciting period for our company. Operationally, we grew our number of licensed insurance agents and products offered to consumers, resulting in a strong revenue increase compared to the same period last year. We also expanded our carrier coverage platform, and with the recent additions of Aetna and UniCare, Health Benefits Direct will offer coverage availability from all five of the largest major medical insurance carriers in the nation. We have reinforced our proprietary online portal technology, one of the most important features of which is our industry-leading abandon callback automation, and we recently expanded our management team to accommodate our ongoing growth and expansion efforts.

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“Our financial position is solid following our successful completion of a private placement which raised over $11 million in gross proceeds for working capital purposes. We are approaching positive cash flow from operations, and based on an extremely healthy and growing market for retail healthcare insurance, we expect continuing growth throughout 2007.”
Conference Call and Webcast
Executive Chairman and Chief Executive Officer Alvin H. Clemens, President and Chief Operating Officer Charles A. Eissa and Chief Financial Officer Anthony R. Verdi will hold a conference call with the financial community today at 5:00 p.m. Eastern to review the Company’s financial results and provide an update on business developments.
Interested parties may participate in the conference call by dialing 800-240-4186 (303-262-2143 for international callers). When prompted, ask for the “Health Benefits Direct First Quarter Conference Call.” A telephonic replay of the conference call may be accessed approximately two hours after the call through May 22, 2007, by dialing 800-405-2236 (303-590-3000 for international callers). The replay access code is 11089607#.
The conference call will be webcast simultaneously on the Health Benefits Direct website at www.healthbenefitsdirect.com under About Us: Investor Relations: Events and Presentations. The webcast replay will be archived for 12 months.
About Health Benefits Direct Corporation
Health Benefits Direct Corporation is an insurance agency that operates an interactive online marketplace and contact centers enabling consumers to shop for, compare, and purchase individual health and life insurance and related products for individuals and families. Health Benefits Direct’s sales platform combines its proprietary, integrated online technology and dialing application to connect consumers who express an interest in purchasing health or life insurance or related products with its knowledgeable, licensed agents housed in one of its contact center locations. www.hbdc.com or www.healthbenefitsdirect.com
Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the company’s business strategy and operations. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Actual events could differ materially from those reflected in these forward-looking statements, such as if Health Benefits Direct is unable to effectively implement any new carriers or products or maintain its existing carrier relationships or products, or to effectively execute its business strategy and grow its business. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.
Contact:
Melissa Dixon
The Piacente Group
Tel: 212-481-2050
Email: melissa@thepiacentegroup.com
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HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)

Revenues	$4,513,015	$1,268,307

Operating Expenses:
Salaries, commission and related taxes	4,093,920	1,831,550
Lead, advertising and other marketing	1,861,584	602,273
Depreciation and amortization	551,106	69,271
Rent, utilities, telephone and communications	650,739	251,619
Professional fees	260,307	368,308
Other general and administrative	404,121	324,767

	7,821,777	3,447,788

Loss from operations	(3,308,762)	(2,179,481)

Other income (expense):
Registration rights penalty reversal	—	60,537
Interest income	49,078	112,278
Interest expense	(8,814)	(5,693)

Total other income (expense)	40,264	167,122

Net loss	$(3,268,498)	$(2,012,359)

Net loss per common share:
Net loss per common share — basic and diluted	$(0.11)	$(0.08)

Weighted average common shares outstanding — basic and diluted	28,896,388	25,903,138

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HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
March 31, 2007

	March 31, 2007	December 31, 2006
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$9,156,487	$2,311,781
Accounts receivable, less allowance for doubtful accounts	5,574,693	2,197,523
Deferred compensation advances	897,083	684,998
Prepaid expenses	94,841	107,995
Other current assets	27,021	11,011

Total current assets	15,750,125	5,313,308

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation	1,521,321	1,483,411
Intangibles, net of accumulated amortization	3,889,932	4,108,833
Other assets	144,683	181,900

Total assets	$22,456,061	$12,237,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,587,100	$1,160,254
Accrued expenses	1,405,431	1,427,628
Due to related parties	39,163	63,672
Unearned commission advances	7,063,736	5,155,117

Total current liabilities	10,095,430	7,806,671

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.001 par value; 90,000,000 shares authorized; 34,061,471 and 28,586,471 shares issued and outstanding	34,061	28,586
Additional paid-in capital	35,952,015	24,479,129
Accumulated deficit	(21,534,754)	(18,266,258)
Deferred compensation	(2,090,691)	(1,810,676)

Total shareholders’ equity	12,360,631	4,430,781

Total liabilities and shareholders’ equity	$22,456,061	$12,237,452

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